UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report(Date of earliest event reported): June 17, 2021 ( June 17, 2021)

Booz Allen Hamilton Holding Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34972	26-2634160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8283 Greensboro Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 902-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock	BAH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On June 17, 2021, Booz Allen Hamilton Inc. (the “Issuer”), an indirect wholly-owned subsidiary of Booz Allen Hamilton Holding Corporation (“Booz Allen”), issued $500.0 million aggregate principal amount of its 4.000% Senior Notes due 2029 (the “Notes”) under an Indenture, dated as of June 17, 2021 (the “Base Indenture”), among the Issuer, certain subsidiaries of the Issuer, as guarantors (the “Subsidiary Guarantors”), and Wilmington Trust, National Association (in such capacity, the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of June 17, 2021, among the Issuer, the Subsidiary Guarantors and the Trustee (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Notes were offered and sold in transactions exempt from registration under the Securities Act of 1933, as amended.

Interest on the Notes will accrue at the rate of 4.000% per annum and will be payable semi-annually in cash in arrears on July 1 and January 1 of each year, beginning on January 1, 2022. The Notes mature on July 1, 2029.

The Issuer used the net proceeds from the sale of the Notes to fund the acquisition of Liberty IT Solutions, LLC, which closed on June 11, 2021, and to pay related fees and expenses.

Guarantee; Ranking

The Notes are guaranteed by each of the Issuer’s existing and future restricted subsidiaries that guarantee the Issuer’s obligations under its existing secured credit facility or certain other indebtedness on a senior unsecured basis. The Notes and the guarantees are the Issuer’s and each Subsidiary Guarantors’ senior unsecured obligations and rank equally in right of payment with all of the Issuer’s and the Subsidiary Guarantors’ existing and future senior indebtedness and rank senior in right of payment to any of the Issuer’s and the Subsidiary Guarantors’ future subordinated indebtedness. The Notes and the guarantees are effectively subordinated to the Issuer’s and the Subsidiary Guarantors’ existing and future senior secured indebtedness (including under the Issuer’s secured credit facility) to the extent of the value of the assets securing such indebtedness. The Notes and the guarantees are structurally subordinated to all existing and future indebtedness and other liabilities of the Issuer’s and the Subsidiary Guarantors’ subsidiaries that do not guarantee the Notes.

Optional Redemption

The Issuer may redeem some or all of the Notes at any time prior to July 1, 2024, at a price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to (but not including) the redemption date, plus an applicable “make-whole premium.” The Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, upon certain required notice, at any time (i) on and after July 1, 2024, at a price equal to 102.000% of the principal amount of the Notes, (ii) on or after July 1, 2025, at a price equal to 101.000% of the principal amount of the Notes, and (iii) on July 1, 2026 and thereafter, at a price equal to 100.000% of the principal amount of the Notes, in each case, plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date. In addition, at any time on or prior July 1, 2024, the Issuer may redeem up to 40% of the Notes with an amount equal to the net cash proceeds of certain equity offerings at the redemption price equal to 104.000%, plus accrued and unpaid interest, if any, to (but not including) the redemption date, provided, however, that at least 50% of the original aggregate principal amount of the Notes must remain outstanding after each such redemption; and provided, further, that such redemption shall occur within 180 days after the date on which any such equity offering is consummated.

Covenants

The Indenture contains covenants that, among other things, limit the ability of the Issuer and the Issuer’s restricted subsidiaries to: incur additional indebtedness, guarantee indebtedness or issue disqualified stock or preferred stock; pay dividends on or make other distributions in respect of, or repurchase or redeem, Booz Allen’s capital stock; prepay, redeem or repurchase subordinated indebtedness; make loans and investments; sell or otherwise dispose of assets; incur liens securing indebtedness; enter into transactions with affiliates; enter into agreements restricting the Issuer’s subsidiaries’ ability to pay dividends to the Issuer or the Subsidiary Guarantors or make other intercompany transfers; consolidate, merge or sell all or substantially all of the Issuer’s or any Subsidiary Guarantor’s assets; and designate the Issuer’s subsidiaries as unrestricted subsidiaries. Upon the occurrence of certain events constituting a change of control accompanied by a ratings decline, the Issuer may be required to make an offer to repurchase all of the Notes (unless otherwise redeemed) at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of purchase. A change of control triggering event means the occurrence of both a change of control and a rating event, which in effect results in a decrease in the rating of the Notes by one of the rating agencies. If the Issuer or its restricted subsidiaries engage in certain asset sales and certain financial ratios are not met, the Issuer generally must apply amounts equal to the net cash proceeds of such sales to invest in Booz Allen’s business or to reduce amounts outstanding under the Issuer’s secured credit facility within a period of time, or must make an offer to purchase the Notes and certain other indebtedness in an amount equal to the excess net cash proceeds of such sales.

Events of Default

The following are events of default under the Indenture: nonpayment of interest on any Note when due continued for 30 days; nonpayment of principal or premium, if any, of any Note when due; failure to comply for 60 days (or in the case of reporting obligations, 180 days) after receipt of requisite written notice with specified obligations, covenants or agreements contained in the Notes or the Indenture; failure to pay any indebtedness for borrowed money aggregating in excess of $120.0 million after final maturity or the acceleration of such indebtedness; certain events of bankruptcy or insolvency; failure to pay any judgment aggregating in excess of $120.0 million; and failure of any significant guarantee of the Notes to be in full force and effect, continued for 10 days.

Copies of the Base Indenture, the First Supplemental Indenture and the Form of Note are attached as Exhibits 4.1, 4.2, and 4.3 hereto and incorporated herein by reference. The foregoing descriptions of the Base Indenture, the First Supplemental Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of such documents.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Issuer’s direct financial obligations under the Notes is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated June 17, 2021, among Booz Allen Hamilton Inc., the Subsidiary Guarantors party thereto and Wilmington Trust, National Association.

4.2	First Supplemental Indenture, dated June 17, 2021, among Booz Allen Hamilton Inc., the Subsidiary Guarantors party thereto and Wilmington Trust, National Association.

4.3	Form of 4.000% Senior Note due 2029 (included in Exhibit 4.1 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Booz Allen Hamilton Holding Corporation

BY:	/s/ Lloyd W. Howell, Jr. Lloyd W. Howell, Jr. Executive Vice President, Chief Financial Officer and Treasurer

Date: June 17, 2021